Exhibit 99.1
Rapid7 Announces Second Quarter 2025 Financial Results

•Annualized recurring revenue (“ARR”) of $841 million, an increase of 3% year-over-year
•Total revenue of $214 million, up 3% year-over-year; Product subscriptions revenue of $208 million, up 4% year-over-year
•GAAP operating income of $3.5 million; Non-GAAP operating income of $36 million
•Net cash provided by operating activities of $48 million; Free cash flow of $42 million
Boston, MA – August 7, 2025 – Rapid7, Inc. (Nasdaq: RPD), a leader in threat detection and exposure management, today announced its financial results for the second quarter 2025.
 “Our Detection and Response business remains a consistent growth engine, and we are encouraged by growing customer interest in our Command Platform strategy,” said Corey Thomas, CEO of Rapid7. “As security teams face increasing complexity, they are turning to integrated solutions that provide unified visibility, expert-guided AI, and better security outcomes. We remain focused on delivering against these needs with urgency and discipline.”

Second Quarter 2025 Financial Results and Other Metrics

	As of June 30,
	2025	2024	% Change
	(dollars in thousands)
ARR	$840,610	$815,630	3%
Number of customers	11,643	11,484	1%
ARR per customer	$72.2	$71.0	2%
rapid7.com

	Three Months Ended June 30,
	2025	2024	% Change
	(in thousands, except per share data)
Product subscriptions revenue	$208,097	$200,067	4%
Professional services revenue	6,096	7,924	(23%)
Total revenue	$214,193	$207,991	3%

North America revenue	$160,622	$159,322	1%
Rest of world revenue	53,571	48,669	10%
Total revenue	$214,193	$207,991	3%

GAAP gross profit	$151,134	$146,999
GAAP gross margin	71%	71%
Non-GAAP gross profit	$158,137	$154,281
Non-GAAP gross margin	74%	74%

GAAP income from operations	$3,494	$5,223
GAAP operating margin	2%	3%
Non-GAAP income from operations	$36,348	$39,276
Non-GAAP operating margin	17%	19%

GAAP net income	$8,338	$6,538
GAAP net income per share, basic	$0.13	0.10
GAAP net income per share, diluted	$0.13	$0.09
Non-GAAP net income	$42,191	$41,646
Non-GAAP net income per share:
Basic	$0.65	$0.67
Diluted	$0.58	$0.58

Adjusted EBITDA	$42,648	$45,438

Net cash provided by operating activities	$47,542	$32,858
Free cash flow	$42,280	$29,205
For additional details on the reconciliation of non-GAAP measures and certain other business metrics to their nearest comparable GAAP measures, please refer to the accompanying financial data tables included in this press release. The prior year period reflects an immaterial correction. Refer to Note 16, Immaterial Correction of an Error, in the notes to our unaudited condensed consolidated financial statements for further information.
CFO Future Retirement
The company also announced that Tim Adams, who has served as Rapid7's Chief Financial Officer since January 2022, has informed the company of his intent to retire from his position. Rapid7 is initiating a search for a new Chief Financial Officer, and Adams will remain in his current position until a successor is named in order to facilitate a smooth transition.
Recent Business Highlights

•In July, Rapid7 launched Incident Command, an AI-native SIEM that delivers detection, automation, attack surface context, and threat intelligence in one SOC experience.
•In July, Rapid7 announced that its InsightGovCloud Platform had achieved Federal Risk and Authorization Management Program (FedRAMP®) Authorization, solidifying its position as a trusted Cloud Service Offering (CSO) for U.S. federal agencies.
rapid7.com

•In July, Rapid7 introduced Active Patching, powered by Automox, a fully automated patching and remediation solution integrated into Rapid7’s Exposure Command solution.
•In July, Rapid7 announced the availability of InsightCloudSec and InsightAppSec in the new AWS Marketplace AI Agents and Tools category, empowering organizations to scale generative AI securely and with a focus on compliance.
•In July, Rapid7 was named a Leader in the 2025 Frost Radar™ for Managed Detection and Response (MDR), recognized for its deep integration between MDR and Exposure Management, as well as leading innovation around AI-powered SOCs and third-party integrations.
•In June, Rapid7 announced that agentic AI workflows are now embedded within Rapid7’s next-gen SIEM and XDR platform, fundamentally changing how threats in MDR customer environments are investigated in the SOC.
Third Quarter and Full Year 2025 Guidance

Rapid7 anticipates ARR, revenue, non-GAAP income from operations, non-GAAP net income per share and free cash flow to be in the following ranges:

	Third Quarter 2025			Full-Year 2025
	(in millions, except per share data)
ARR				$850	to	$865
Year-over-year growth				1%	to	3%
Revenue	$215	to	$217	$853	to	$863
Year-over-year growth	—%	to	1%	1%	to	2%
Non-GAAP income from operations	$29	to	$31	$125	to	$135
Non-GAAP net income per share	$0.44	to	$0.47	$1.90	to	$2.03
Weighted average shares outstanding	75.8			75.8
Free cash flow				$125	to	$135
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Guidance for the third quarter 2025 does not include any potential impact of foreign exchange gains or losses. The guidance provided above is based on a number of assumptions, estimates and expectations as of the date of this press release and, while presented with numerical specificity, this guidance is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Rapid7's control and are based upon specific assumptions with respect to future business decisions or economic conditions, some of which may change. Rapid7 undertakes no obligation to update guidance after this date.
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs, and certain other items such as acquisition-related expenses, impairment of long-lived assets, restructuring expense, induced conversion expense, change in the fair value of derivative assets, non-ordinary course litigation-related expenses and discrete tax items. Rapid7 has provided a reconciliation of each non-GAAP guidance measure to the most comparable GAAP measures in the financial statement tables included in this press release. The reconciliation does not reflect any items that are unknown at this time, including, but not limited to, non-ordinary course litigation-related expenses, which we are not able to predict without unreasonable effort due to their inherent uncertainty.
Conference Call and Webcast Information
Rapid7 will host a conference call today, August 7, 2025, to discuss its results at 4:30 p.m. Eastern Time. The call will be available live via webcast on Rapid7's website at https://investors.rapid7.com. A webcast replay of the conference call will be available at https://investors.rapid7.com.
About Rapid7
Rapid7, Inc. (NASDAQ: RPD) is on a mission to create a safer digital world by making cybersecurity simpler and more accessible. We empower security professionals to manage a modern attack surface through our best-in-class technology, leading-edge research, and broad, strategic expertise. Rapid7’s comprehensive security solutions help more than 11,000 global customers unite cloud risk management with threat detection and response to reduce attack surfaces and eliminate threats with speed and precision. For more information, visit our website, check out our blog, or follow us on LinkedIn or X.

rapid7.com

Non-GAAP Financial Measures and Other Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we provide investors with certain non-GAAP financial measures and other metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.
Non-GAAP Financial Measures
We disclose the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, adjusted EBITDA and free cash flow. We also disclose non-GAAP gross margin and non-GAAP operating margin derived from these financial measures.
We define non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share as the respective GAAP balances excluding the effect of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs and certain other items such as acquisition-related expenses, impairment of long-lived assets, change in the fair value of derivative assets, restructuring expense, induced conversion expense and discrete tax items. Non-GAAP net income per basic and diluted share is calculated as non-GAAP net income divided by the weighted average shares used to compute net income per share, with the number of weighted average shares decreased, when applicable, to reflect the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes.
We believe these non-GAAP financial measures are useful to investors in assessing our operating performance due to the following factors:
Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.
Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.
Amortization of debt issuance costs. The expense for the amortization of debt issuance costs related to our convertible senior notes and our former revolving credit facility is a non-cash item, and we believe the exclusion of this interest expense provides a more useful comparison of our operational performance in different periods.
Induced conversion expense. In conjunction with the third quarter of 2023 partial repurchase of our 2.25% convertible senior notes due 2025, we incurred a non-cash induced conversion expense of $53.9 million. We exclude induced conversion expense because this amount is not indicative of the performance of or trends in our business, and neither is comparable to the prior period nor predictive of future results.
Non-ordinary course litigation-related expenses. We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including legal costs and settlement fees resulting from maintaining and enforcing our intellectual property portfolio and license agreements.
Acquisition-related expenses. We exclude acquisition-related expenses, including accretion expense associated with contingent consideration, as costs that are unrelated to the current operations and are neither comparable to the prior period nor predictive of future results.
rapid7.com

Change in fair value of derivative assets. The expense for the change in fair value of derivative assets related to our 2023 capped calls settlement is a non-cash item and we believe the exclusion of this other income (expense) provides a more useful comparison of our operational performance in different periods.
Impairment of long-lived assets. Impairment of long-lived assets consists of impairment charges allocated to the carrying amount of certain operating right-of-use assets and the associated leasehold improvements when the carrying amounts exceed their respective fair values and we believe the exclusion of the impairment charges provides a more useful comparison of our operational performance in different periods.
Restructuring expense. We exclude non-ordinary course restructuring expenses related to our restructuring plan, that was completed during fiscal year 2024, because we do not believe these charges are indicative of our core operating performance and we believe the exclusion of the restructuring expenses provides a more useful comparison of our performance in different periods.
Discrete tax items. We exclude certain discrete tax items such as income tax expenses or benefits that are not related to ongoing business operations in the current year and adjustments to uncertain tax position reserves as these charges are not indicative of our ongoing operating results, and they are not considered when we are forecasting our future results.
Anti-dilutive impact of capped call transaction. Our capped call transactions are intended to offset potential dilution from the conversion features in our convertible senior notes. Although we cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, we do reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income (loss) per diluted share, when applicable, to provide investors with useful information in evaluating our financial performance on a per share basis.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure that we define as net income (loss) before (1) interest income, (2) interest expense, (3) other (income) expense, net, (4) provision for (benefit from) income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, (8) acquisition-related expenses, and (9) restructuring expense. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.
Free Cash Flow. Free cash flow is a non-GAAP measure that we define as cash provided by operating activities less purchases of property and equipment and capitalization of internal-use software costs. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures.
We include all non-GAAP financial measures in the current year or any comparative year that will be included in the non-GAAP reconciliation during the current fiscal year annual Form 10-K. As such, not all non-GAAP financial measures listed above may be included in the current reporting period non-GAAP reconciliation in the GAAP to Non-GAAP Reconciliation section below.
Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact upon our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees.
Other Metrics
ARR. ARR is defined as the annual value of all recurring revenue related to contracts in place at the end of the period. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates and renewal rates, and does not include revenue reported as professional services revenue in our consolidated statement of operations.
Number of Customers. We define a customer as any entity that has an active Rapid7 recurring revenue contract as of the specified measurement date, excluding InsightOps and Logentries only customers with a contract value of less than $2,400 per year.
ARR per Customer. We define ARR per customer as ARR divided by the number of customers at the end of the period.
rapid7.com

Cautionary Language Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the statements regarding our financial guidance for the third quarter and full-year 2025, and the assumptions underlying such guidance. Our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Risks that could cause or contribute to such differences include, but are not limited to, growing macroeconomic uncertainty, unstable market and economic conditions, fluctuations in our quarterly results, our ability to successfully grow our sales of our cloud-based solutions, including through the shift to a consolidated platform sales approach, effectiveness of our restructuring plan that was completed during fiscal year 2024, failure to meet our publicly announced guidance or other expectations about our business, our ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, renewal of our customer's subscriptions, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our sales cycles, our ability to integrate acquired companies, exposure to greater than anticipated tax liabilities, and our ability to operate in compliance with applicable laws as well as other risks and uncertainties that could affect our business and results described in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K filed with the SEC on February 28, 2025, particularly in the section entitled "Item 1.A Risk Factors," and in the subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

###
Investor contact:
Elizabeth Chwalk
Vice President, Investor Relations
investors@rapid7.com
(617) 865-4277

Press contact:
Alice Randall
Director, Global Corporate Communications
press@rapid7.com
(214) 693-4727

rapid7.com

RAPID7, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$261,327	$334,686
Short-term investments	250,410	187,025
Accounts receivable, net	150,683	168,242
Deferred contract acquisition and fulfillment costs, current portion	49,292	52,134
Prepaid expenses and other current assets	42,805	44,024
Total current assets	754,517	786,111
Long-term investments	88,012	37,274
Property and equipment, net	29,639	32,245
Operating lease right-of-use assets	43,654	48,877
Deferred contract acquisition and fulfillment costs, non-current portion	66,714	73,672
Goodwill	575,268	575,268
Intangible assets, net	74,981	85,719
Other assets	15,955	12,868
Total assets	$1,648,740	$1,652,034
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,943	$18,908
Accrued expenses and other current liabilities	78,125	88,802
Convertible senior notes, current portion, net	—	45,895
Operating lease liabilities, current portion	15,185	15,493
Deferred revenue, current portion	446,688	461,118
Total current liabilities	555,941	630,216
Convertible senior notes, non-current portion, net	890,277	888,356
Operating lease liabilities, non-current portion	62,187	68,430
Deferred revenue, non-current portion	29,183	27,078
Other long-term liabilities	20,705	20,243
Total liabilities	1,558,293	1,634,323
Stockholders’ equity:
Common stock	$646	$635
Treasury stock	(4,765)	(4,765)
Additional paid-in-capital	1,068,643	1,011,080
Accumulated other comprehensive (loss) income	3,514	(1,205)
Accumulated deficit	(977,591)	(988,034)
Total stockholders’ equity	90,447	17,711
Total liabilities and stockholders’ equity	$1,648,740	$1,652,034

Note: Certain prior periods reflect immaterial corrections. Refer to Note 16, Immaterial Correction of an Error, in the notes to our Consolidated Financial Statements for further information.

RAPID7, INC.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Product subscriptions	208,097	200,067	412,032	396,985
Professional services	6,096	7,924	12,414	16,107
Total revenue	214,193	207,991	424,446	413,092
Cost of revenue:
Product subscriptions	57,236	55,107	111,604	109,841
Professional services	5,823	5,885	10,935	12,145
Total cost of revenue	63,059	60,992	122,539	121,986
Total gross profit	151,134	146,999	301,907	291,106
Operating expenses:
Research and development	47,227	40,448	95,115	81,816
Sales and marketing	79,247	78,126	158,647	151,221
General and administrative	21,166	23,202	44,752	43,130
Total operating expenses	147,640	141,776	298,514	276,167
Income from operations	3,494	5,223	3,393	14,939
Other income (expense), net:
Interest income	5,514	5,221	11,272	9,941
Interest expense	(2,627)	(2,673)	(5,281)	(5,343)
Other income (expense), net	3,957	(695)	5,759	(2,130)
Income before income taxes	10,338	7,076	15,143	17,407
Provision for income taxes	2,000	538	4,700	9,463
Net income	$8,338	$6,538	$10,443	$7,944
Net income per share, basic	$0.13	$0.10	$0.16	$0.13
Net income per share, diluted (1)	$0.13	$0.09	$0.16	$0.11
Weighted-average common shares outstanding, basic	64,441,000	62,496,289	64,140,087	62,201,182
Weighted-average common shares outstanding, diluted	64,696,992	74,250,360	64,462,318	74,135,121

(1) We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive. On an if-converted basis, for the three and six months ended June 30, 2025, the 2025, 2027 and 2029 Notes were anti-dilutive.

Note: Certain prior periods reflect immaterial corrections. Refer to Note 16, Immaterial Correction of an Error, in the notes to our Consolidated Financial Statements for further information.

RAPID7, INC.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$8,338	$6,538	$10,443	$7,944
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,390	10,871	23,055	22,219
Amortization of debt issuance costs	999	1,055	2,018	2,108
Stock-based compensation expense	27,581	29,066	54,732	54,811
Deferred income taxes	—	—	—	1,840
Other	(3,541)	(1,149)	(4,694)	(1,352)
Changes in assets and liabilities:
Accounts receivable	(10,176)	(19,539)	17,492	19,990
Deferred contract acquisition and fulfillment costs	4,505	(1,285)	9,800	(1,964)
Prepaid expenses and other assets	(3,803)	1,653	(5,798)	430
Accounts payable	3,596	1,169	(2,959)	(3,021)
Accrued expenses	7,089	6,499	(13,236)	(18,391)
Deferred revenue	549	(2,160)	(12,325)	(23,346)
Other liabilities	1,015	140	(1,229)	2,660
Net cash provided by operating activities	47,542	32,858	77,299	63,928
Cash flows from investing activities:
Purchases of property and equipment	(948)	(280)	(2,309)	(900)
Capitalization of internal-use software	(4,314)	(3,373)	(8,033)	(6,289)
Purchases of investments	(87,555)	(64,808)	(232,016)	(157,967)
Sales and maturities of investments	51,500	75,000	120,500	130,001
Other investing activities	—	360	1,328	360
Net cash (used in) provided by investing activities	(41,317)	6,899	(120,530)	(34,795)
Cash flows from financing activities:
Payment of debt issuance costs	(1,290)	—	(1,290)	—
Payments for maturity of convertible senior notes	(45,992)	—	(45,992)	—
Taxes paid related to net share settlement of equity awards	(595)	(1,325)	(1,898)	(3,089)
Proceeds from employee stock purchase plan	—	—	4,446	5,046
Proceeds from stock option exercises	—	324	1,589	1,404
Issuance of common stock from acquisition	755	—	755	—
Net cash (used in) provided by financing activities	(47,122)	(1,001)	(42,390)	3,361
Effect of exchange rate changes on cash ,cash equivalents and restricted cash	3,513	(583)	4,847	(2,076)
Net (decrease) increase in cash, cash equivalents and restricted cash	(37,384)	38,173	(80,774)	30,418
Cash, cash equivalents and restricted cash, beginning of period	$298,711	$206,375	$342,101	$214,130
Cash, cash equivalents and restricted cash, end of period	$261,327	$244,548	$261,327	$244,548

Supplemental cash flow information:
Cash paid for interest on convertible senior notes	1,399	517	2,970	3,215
Cash paid for income taxes, net of refunds	4,720	3,153	5,712	5,505
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$261,327	$236,975	$261,327	$236,975
Restricted cash included in other assets	—	7,573	—	7,573
Total cash, cash equivalents and restricted cash	$261,327	$244,548	$261,327	$244,548

Note: Certain prior periods reflect immaterial corrections. Refer to Note 16, Immaterial Correction of an Error, in the notes to our Consolidated Financial Statements for further information.

RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025		2024	2025	2024
GAAP gross profit	$151,134		$146,999	$301,907	$291,106
Add: Stock-based compensation expense[1]	2,580		3,270	4,844	5,941
Add: Amortization of acquired intangible assets[2]	4,423		4,012	8,846	8,329
Non-GAAP gross profit	$158,137		$154,281	$315,597	$305,376
Non-GAAP gross margin	73.8%		74.2%	74.4%	73.9%

GAAP gross profit - Product subscriptions	$150,861		$144,960	$300,428	$287,144
Add: Stock-based compensation expense	2,054		2,802	3,785	5,100
Add: Amortization of acquired intangible assets	4,423		4,012	8,846	8,329
Non-GAAP gross profit - Product subscriptions	$157,338		$151,774	$313,059	$300,573
Non-GAAP gross margin - Product subscriptions	75.6%		75.9%	76.0%	75.7%

GAAP gross profit - Professional services	$273		$2,039	$1,479	$3,962
Add: Stock-based compensation expense	526		468	1,059	841
Non-GAAP gross profit - Professional services	$799		$2,507	$2,538	$4,803
Non-GAAP gross margin - Professional services	13.1%		31.6%	20.4%	29.8%

GAAP income from operations	$3,494		$5,223	$3,393	$14,939
Add: Stock-based compensation expense[1]	27,581		29,066	54,732	54,811
Add: Amortization of acquired intangible assets[2]	5,090		4,709	10,210	9,723
Add: Acquisition-related expenses[3]	183		278	366	278
Add: Restructuring expense	—		—	—	(190)
Non-GAAP income from operations	$36,348	36348000	$39,276	$68,701	$79,561

GAAP net income	$8,338		$6,538	$10,443	$7,944
Add: Stock-based compensation expense[1]	27,581		29,066	54,732	54,811
Add: Amortization of acquired intangible assets[2]	5,090		4,709	10,210	9,723
Add: Amortization of debt issuance costs	999		1,055	2,018	2,108
Add: Acquisition-related expenses[3]	183		278	366	278
Add: Restructuring expense[4]	—		—	—	(190)
Add: Discrete tax items[5]	—		—	—	6,360
Non-GAAP net income	$42,191		$41,646	$77,769	$81,034
Add: Interest expense of convertible senior notes[6]	1,399		1,571	2,625	3,142
Numerator for non-GAAP earnings per share, diluted calculation	$43,590		$43,217	$80,394	$84,176

Weighted average shares used in GAAP earnings per share calculation, basic	64,441,000		62,496,289	64,140,087	62,201,182
Dilutive effect of convertible senior notes[6]	10,686,653		11,183,611	10,429,891	11,183,611

Dilutive effect of employee equity incentive plans[7]	255,992		570,460	322,231	750,328
Weighted average shares used in non-GAAP earnings per share calculation, diluted	75,383,645		74,250,360	74,892,209	74,135,121

Non-GAAP net income per share:
Basic	$0.65	$0.67	$1.21	$1.30
Diluted	$0.58	$0.58	$1.07	$1.14

[1] Includes stock-based compensation expense as follows:
Cost of revenue	$2,580	$3,270	$4,844	$5,941
Research and development	10,250	8,989	20,636	16,933
Sales and marketing	7,451	7,843	14,692	14,980
General and administrative	7,300	8,964	14,560	16,957

[2] Includes amortization of acquired intangible assets as follows:
Cost of revenue	$4,423	$4,012	$8,846	$8,329
Sales and marketing	652	652	1,304	1,304
General and administrative	15	45	60	90

[3] Includes acquisition-related expenses as follows:
General and administrative	$183	$278	$366	$278

[4] For the six months ended June 30, 2024 restructuring expense was included within general and administrative expense in our consolidated statements of operations.

[5] Includes discrete tax items as follows:
Provision for income taxes	$—	$—	$—	$6,360

6 We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive.

7 We use the treasury method to compute the dilutive effect of employee equity incentive plan awards.

Note: Certain prior periods reflect immaterial corrections. Refer to Note 16, Immaterial Correction of an Error, in the notes to our Consolidated Financial Statements for further information.

RAPID7, INC.
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP net income	$8,338	$6,538	$10,443	$7,944
Interest income	(5,514)	(5,221)	(11,272)	(9,941)
Interest expense	2,627	2,673	5,281	5,343
Other (income) expense, net	(3,957)	695	(5,759)	2,130
Provision for income taxes	2,000	538	4,700	9,463
Depreciation expense	2,349	2,775	5,140	5,683
Amortization of intangible assets	9,041	8,096	17,915	16,536
Stock-based compensation expense	27,581	29,066	54,732	54,811
Acquisition-related expenses	183	278	366	278
Restructuring expense	—	—	—	(190)
Adjusted EBITDA	$42,648	$45,438	$81,546	$92,057

Note: Certain prior period reflect immaterial corrections. Refer to Note 16, Immaterial Correction of an Error, in the notes to our Consolidated Financial Statements for further information.

RAPID7, INC.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$47,542	$32,858	$77,299	$63,928
Less: Purchases of property and equipment	(948)	(280)	(2,309)	(900)
Less: Capitalized internal-use software costs	(4,314)	(3,373)	(8,033)	(6,289)
Free cash flow	$42,280	$29,205	$66,957	$56,739

Third Quarter and Full-Year 2025 Guidance
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)

	Third Quarter 2025			Full-Year 2025
Reconciliation of GAAP (loss) income from operations to non-GAAP income from operations:
Anticipated GAAP (loss) income from operations	$(4)	to	$(2)	$(5)	to	$5
Add: Anticipated stock-based compensation expense	28	to	28	110	to	110
Add: Anticipated amortization of acquired intangible assets	5	to	5	20	to	20
Anticipated non-GAAP income from operations	$29	to	$31	$125	to	$135

Reconciliation of GAAP net (loss) income to non-GAAP net income:
Anticipated GAAP net (loss) income	$(2)	to	$—	$4	to	$14
Add: Anticipated stock-based compensation expense	28	to	28	110	to	110
Add: Anticipated amortization of acquired intangible assets	5	to	5	20	to	20
Add: Anticipated amortization of debt issuance costs	1	to	1	4	to	4
Anticipated non-GAAP net income	$32	to	$34	$138	to	$148
Add: Anticipated interest expense on convertible senior notes	1	to	1	6	to	6
Numerator for non-GAAP earnings per share calculation	$33	to	$35	$144	to	$154

Anticipated GAAP net (loss) income per share[1]	$(0.03)		$—	$0.06		$0.22
Anticipated non-GAAP net income per share, diluted	$0.44		$0.47	$1.90		$2.03

Weighted average shares used in earnings per share calculation, diluted	75.8			75.8

[1] The anticipated GAAP net loss per share is calculated using basic weighted average shares for periods in which the Company anticipated a GAAP net loss. The anticipated GAAP net income per share is calculated using GAAP diluted weighted average shares for periods in which the Company anticipated GAAP net income.

The reconciliation does not reflect any items that are unknown at this time, including, but not limited to, non-ordinary course litigation-related expenses, which we are not able to predict without unreasonable effort due to their inherent uncertainty. As a result, the estimates shown for Anticipated GAAP loss from operations, Anticipated GAAP net loss and Anticipated GAAP net loss per share are expected to change.

	Full-Year 2025
Reconciliation of net cash provided by operating activities to free cash flow:
Anticipated net cash provided by operating activities	$148	to	$158
Less: Anticipated purchases of property and equipment	(7)	to	(7)
Less: Anticipated capitalized internal-use software costs	(16)	to	(16)
Anticipated free cash flow	$125		$135